SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): July 18, 2003


                                  ASHLAND INC.
             (Exact name of registrant as specified in its charter)


                                    Kentucky
                 (State or other jurisdiction of incorporation)

                        1-2918                             61-0122250
               (Commission File Number)                (I.R.S. Employer
                                                       Identification No.)


   50 E. RiverCenter Boulevard, Covington, Kentucky       41012-0391
           (Address of principal executive offices)       (Zip Code)


           P.O. Box 391, Covington, Kentucky              41012-0391
                   (Mailing Address)                      (Zip Code)


        Registrant's telephone number, including area code (859) 815-3333



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Item 5.  Other Events
------   ------------

     On July 16, 2003, Honeywell International Inc., a Delaware corporation ("Honeywell"), and GEM Microelectronic Materials L.L.C. ("GEM"), a joint venture between Honeywell and Texas Ultrapure Inc., filed suit against Ashland Inc. ("Ashland") and Air Products and Chemicals, Inc. ("Air Products") in the Delaware Chancery Court in New Castle County, Delaware based upon an alleged breach of a strategic alliance agreement between GEM and Air Products. The lawsuit seeks, among other remedies, a preliminary and permanent injunction preventing the consummation of Air Products' proposed purchase of the net assets of Ashland's Electronic Chemicals business and certain related subsidiaries, which was previously disclosed in Ashland's Form 8-K filed June 30, 2003. Ashland is currently reviewing the Complaint.



                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              ASHLAND INC.
                                    ---------------------------------------
                                              (Registrant)



    Date:  July 18, 2003                      /s/ David L. Hausrath
                                    ---------------------------------------
                                    Name:     David L. Hausrath
                                    Title:    Vice President and
                                              General Counsel


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